EXHIBIT 99.1

Reed’s, Inc. Eliminates Majority of Corporate Debt with $3.2 Million
Sale Leaseback

Transaction for two company-owned properties strengthens company’s balance sheet

LOS ANGELES, June 22, 2009 (MARKETWIRE) -- Reed's, Inc. (Nasdaq:REED), maker of the top-selling sodas in natural food stores nationwide, announced today that it has closed escrow on a sale-leaseback on its two buildings in Los Angeles for an undisclosed amount.  Concurrently, the Company has entered into a long-term lease agreement with the buyer covering the premises, which are used for the Company’s West Coast brewery operations, its corporate offices, and warehouse space.

The transaction dramatically improved the company’s available working capital.  The proceeds from the sale were applied to pay off $1.8 million of long-term debt and to reduce its outstanding borrowing under its revolving line of credit, freeing up availability.  The Company has filed an 8K outlining the specific details of the transaction, which can be viewed at: www.sec.gov.

“We had previously announced that we were looking at alternative methods of funding, focusing on the least dilutive mechanisms possible.  This transaction provides the Company with the working capital necessary to expand production and marketing activities as we enter our busy season, and protects value for our existing stakeholders.  It also enables us to proceed with planned business initiatives into areas such as new product development, and new forms of marketing and distribution of our products, including our new energy drink, the Reed’s Natural Energy Elixir,” commented Mr. Chris Reed, Founder and CEO of Reed’s, Inc.

The Company has filed an 8K, which can be viewed at: http://www.sec.gov.

About Reed's, Inc.

Reed's, Inc. makes the top selling sodas in natural food markets nationwide and is currently selling in 10,500 supermarkets in natural foods and mainstream. Its six award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. In addition, the Company owns the top selling root beer line in natural foods, the Virgil's Root Beer product line, and the top selling cola line in natural foods, the China Cola product line. Other product lines include: Reed's Ginger Candies and Reed's Ginger Ice Creams.

Reed's products are sold through specialty gourmet and natural food stores, mainstream supermarket chains, retail stores and restaurants nationwide, and in Canada. For more information about Reed's, please visit the company's website at: http://www.reedsgingerbrew.com or call 800-99-REEDS.

Follow Reed’s on Twitter at: http://www.twitter.com/reedsgingerbrew

Reed’s Delicious bookmarks at: http://www.delicious.com/reedsinc

Reed’s Facebook Fan Page at: http://www.facebook.com/pages/Reeds-Ginger-Brew-and-Virgils-Natural-Sodas/57143529039?ref=nf

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SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed's goals and strategies, contain ``forward-looking statements.'' These forward-looking statements can generally be identified as such because the context of the statement will include words, such as ``expects,'' ``should,'' ``believes,'' ``anticipates'' or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed's is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed's, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed's that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed's undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Source: Reed’s, Inc.

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